1996 Stock Option Plan

Brenton Banks, Inc.


1996 Stock Option Plan



Plan Document



September 5, 1996

Table of Contents


Section                                                 Page



1.     Purpose . . . . . . . . . . . . . . . . . . . .  .  3

2.     Administration of Plan . . . . . . . . . . . . . .  3

3.     Shares Subject to Plan . . . . . . . . . . . . . .  4

4.     Eligibility  . . . . . . . . . . . . . . . . . . .  5

5.     Option Terms and Conditions  . . . . . . . . . . .  5

6.     No Right to Continued Employment . . . . . . . . .  6

7.     Restrictions on Transferability. . . . . . . . . .  6

8.     General Restriction  . . . . . . . . . . . . . . .  7

9.     Tax Withholding  . . . . . . . . . . . . . . . . .  7

10.    Change in Control. . . . . . . . . . . . . . . . .  7

11.    Amendment and Termination. . . . . . . . . . . . .  8

BRENTON BANKS, INC.
1996 STOCK OPTION PLAN



1.   Purpose

     1.1 The 1996 Stock Option Plan ("Plan") is established to support the creation of shareholder value. Its purpose is to further align the interests of key employees with those of shareholders and to encourage key employees of Brenton Banks, Inc. ("Company") to acquire an equity interest in the Company. The Plan is intended to attract, motivate, and retain key employees, and to tie a significant portion of compensation for such employees to the long-term success of the Company.

     1.2 For purposes of this Plan, the Company means the Company or entity in which Brenton Banks has a significant ownership interest including but not limited to all subsidiaries and joint ventures with Brenton Banks, Inc.

     1.3 The Company intends to have Participants retain a material portion of the Company's stock following the exercise of the Options granted hereunder in order to further the purposes of the Plan. It is the Company's expectation that Participants will maintain and continue to hold 50% of the common stock granted pursuant to the exercise of the Options, after payment of the exercise price and the applicable income taxes. Appropriate exceptions/adjustments shall be made for the personal circumstances of each Participant including but not limited to educational and medical situations.


2.   Administration of Plan

     2.1  The Plan will be administered by the Compensation
Committee ("Committee") of the Board of Directors ("Board").

     2.2 The Committee will grant Options, prescribe the form of the Option Agreements, interpret the Plan, establish any administrative rules, and take such other actions as it deems appropriate. The Committee retains the right to accelerate the vesting of Options granted under the Plan in its sole and absolute discretion. The Committee may rely upon the advice and assistance of any individual it deems appropriate in administering the Plan.

     2.3  Any determination or action made or taken by the
Committee will be final.  No member of the Board will be
     3
liable for any action or determination taken or made in good faith with respect to the Plan or any Options thereunder.


3.   Shares Subject to Plan

     3.1 The total number of "Shares" of Company Common Stock ($5.00 par value) reserved and available for Options under the Plan will be 500,000, subject to adjustment under Section 3.5. The total number of Shares granted to any Participant may not exceed 20% of the Shares reserved for Options.

     3.2 The Shares to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for purposes of the Plan. No fractional shares shall be delivered under the Plan.

     3.3 If an Option terminates or otherwise expires without the issuance of Shares, the Shares subject to the Option will again be available for Options under the Plan.

     3.4 Any Shares issued by the Company in connection with the assumption or substitution of outstanding Options from an acquired entity will not reduce the Shares available for Options under the Plan.

     3.5 In the event that the outstanding shares of common stock are hereinafter increased or decreased, exchanged into or exchanged for a different number or kind of shares or other securities of the Company or for another corporation, by reason of recapitalization, reclassification, stock split up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares as to which the Options may be granted under the Plan. In addition, there shall be appropriate adjustments made in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable to the end that the proportionate interest of the holder of such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Options but with a corresponding adjustment in the Option Price per share.
     4

4.   Eligibility

     4.1 Eligibility will be limited to officers and other key employees of the Company who can most significantly influence the longer-term performance of the Company. The Committee will decide which of the Company's key employees meet this criterion and to whom an Option will be granted ("Participant").

     4.2 Participants may receive more than one Option, and the terms and conditions of Options can vary among Participants and from prior Options. Receipt of an Option does not entitle a Participant to future Options.


5.   Option Terms and Conditions

     5.1 An Option gives a Participant the right to purchase Shares, subject to various terms and conditions, at a stated price for a specified period of time. An Option will be evidenced by a Stock Option Agreement ("Agreement") containing such terms and conditions as the Committee may establish, including (but not limited to) the following:

          5.1.1 Number of Shares. The Agreement will specify the number of Shares covered by the Option.

          5.1.2 Option Price. The Committee will determine the price per share a Participant must pay to exercise an Option ("Option Price"). The Option Price will not be less than the "Fair Market Value" of the Shares the date the Option is granted (the term "Fair Market Value" is defined for all Plan purposes as the average of the low and high bid prices on the applicable date or the last prior date on which Shares traded).

          5.1.3 Option Period. Each Option will expire ten years and one month from the date the Option is granted. In no event will an Option be exercisable after it is expired.

          5.1.4 Vesting and Exercise of Option. Options may be vested at such time or upon such conditions as determined by the Committee. Upon vesting, a Participant may exercise part or all of the Option.

          5.1.5  Six (6) Month Holding Period.  No Option granted
to a Participant may be exercised
     5
during the first six months of its term.

          5.1.6 Termination of Employment. The Agreement will specify the extent to which an Option may be exercised following termination of employment, if at all.

          5.1.7 Residency. Participants of the plan must be residents of the State of Iowa when the Options are granted.

          5.1.8  Grant Date.  An Option granted pursuant to the
Plan shall be granted upon the date approved by the Compensation
Committee subject to an Option Agreement signed by the Chairman of the Compensation Committee.

     5.2 Subject to the discretion of the Committee and the Board, a Participant may pay the Option price and/or tax withholding requirements in cash, Shares already owned (based on the Shares' Fair Market Value on the date the Option is exercised), the surrender of Options or in such other manner as the Committee may establish. Shares will not be issued until full payment is received.

     5.3 Participants have no rights as stockholders with respect to any Shares covered by an Option until Shares are issued following exercise of such Option and the Participant becomes a holder of record.


6.   No Right to Continued Employment

     6.1 Neither participation in the Plan, nor receipt of an Option under the Plan, will confer upon any Participant the right to continued employment at the Company or affect in any way the right of the Company to terminate at will the employment of a Participant.


7.   Restrictions on Transferability

     7.1  No Option may be sold, exchanged, or otherwise
transferred in any manner other than by will or the laws of descent and distribution. All rights to Options may be exercised during the Participant's lifetime only by the Participant or the
Participant's guardian or legal representative.
     6

8.   General Restriction

     8.1 Each Option will be subject to the requirement that, if at any time the Committee determines that the listing, registration, or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable in connection with the exercising of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval will have been effected or obtained free of any conditions not acceptable to the Committee.


9.   Tax Withholding

     9.1 The exercise of an Option will be subject to withholding tax purposes as may be required by law. The Company may take such steps as needed to ensure withholding requirements are satisfied, including withholding Shares covered by an Option. Shares withheld or surrendered to satisfy tax withholding will be valued at Fair Market Value on the relevant date.


10.  Change in Control

     10.1 The Committee may establish such terms or conditions, or take such action, regarding the treatment of outstanding Options upon a Change in Control of the Company as it deems appropriate.

     10.2 For purposes of the Plan, "Change in Control" means a transaction or series of transactions, the result of which is:
(a) a direct or indirect acquisition of all or substantially all of the assets of the Company; (b) a change in ownership whereby the stockholders of Company immediately prior to such transaction(s) own less than a majority of the combined voting power of all issued and outstanding securities of Company or its successor following the transaction(s); or (c) a person and their affiliates own a greater number of shares of the Company than the Brenton Family. Transactions resulting in a Change in Control shall include but not be limited to direct acquisitions of assets or securities or indirect acquisitions by merger, consolidation, or other legal reorganization of Company. The "Brenton Family" for purposes of this section, shall include all descendants of Harold Brenton and their spouses and affiliates including but not limited to any shares owned by trusts,
     7
corporations or persons which the descendants of Harold Brenton have control over or are for the benefit of said descendants or their spouses.


11.  Amendment and Termination

     11.1 The Plan will become effective on the Date the Plan is approved by stockholders of the Company. Options may be granted under the Plan until ten years have elapsed from its effective date or, if earlier, the termination of the Plan by the Board, but Options may extend beyond that date.

     11.2 The Plan may be amended, suspended, or discontinued in whole or in part at any time and from time to time by the Committee or Board. The Board of Directors may not, however, without further approval of the Shareholder: (i) materialy increase the aggregate number of options which may be granted under the Plan except as designated above; (ii) materially increase the benefits accruing to participants under the Plan; or (iii) change the designation of employees eligible to receive the options.

     11.3 No such action, however, may lessen the rights of a Participant under an outstanding Option without the Participant's written consent or as provided in the Option Agreement.

     11.4  The Plan will be governed by the laws of the State of
Iowa.
    8